EXHIBIT 99

LETTER OF INTENT & TERM SHEET

By and Between:

Sungame Corp., as Acquiree

And

Freevi, Inc., as Acquiror

Effective Date: 6 November 2010

PREAMBLE

The purpose of this Letter Metter") is to provide certain binding, denominated by letters, and non-binding, denominated by numbers, understanding between the parties hereunder.

RECITALS

WHEREAS, Sungame Corp. is an entity organized under the laws of the State of Delaware, and has its executive headquarters at 501 Silverside Road, Wilmington, DE, United States, 19809, ("SGMZ");

WHEREAS, Freevi corporation is an entity organized under the laws of the State of Nevada and has its executive offices at 3091 West Tompkins Avenue, Las Vegas, Nevada, ("FRVI");

WHEREAS, FRV1 intends to merge with SGML and consummate a reverse merger, with FRVI being the encompassing entity;

Whereas, SGML is facing flat to declining revenues and a semi-producing business model and sees FRVI as a prudent and profitable business future amd the way to maximize the future of SGMZ;

WHEREAS, , prior to the acquisition event, FRV1 will enter into an agreement to secure certain intellectual property for the performance of the intended business model;

WHEREAS, the Parties hereto agree to be lawfully bound by the terms and conditions herein;

WHEREAS, The intended business model for FRVI to pursue is a new multimedia social networking environment with the inclusion of third party revenue stream and embedded ecommerce;

WHEREAS, SGMZ has certain amounts of debt outstanding, amounts not to exceed $160,000 that will be extinguished by SGMZ, or their assigns, agents, or nominees, on or about contemporaneous to closing of the purchase of the shares and contracting of employment with Guy Robert;

________ SMGZ Initial	FRVI Initial _________

WHEREAS, the successful qualification of SGML through due diligence, in the sole discretion of FRVI, is a material inducement to agreement;

WHEREAS, the share swap shall be 1:1 and the surviving entity shall be redormiciled in the State of Nevada;

WHEREAS, the extinguishment and/or removal of Guy Roberts acting as surety, personal guarantee and/or accommodating party for the debts of SGMZ is a material inducement to this agreement. Failure to timely comply with this provision shall result in full rescission rights in favor of SMGZ and FRVI.

WHEREAS, the latest dated drafi shall supersede all prior drafts; WHEREAS, Schedules A shall be incorporated herein, WHEREFORE, the parties hereto agree as follows:

I. NON BINDING PROVISIONS

1.
BASIC TRANSACTION — SHARE SWAP. FRVI & SGMZ shall have a 1:1 share swap AFTER SMGZ undergoes a 40:l reverse split. The cost of the split shall be borne by SGMZ, and shall be remunerated by FRVI should the contemplated transaction not close.

2.
BASIC TRANSACTION — DEBTS. The Debts of SGMZ, shall be extinguished, or found to be within acceptable levels by FRVI, and FRVI shall not unreasonably withhold reasonable concurrence in accordance with their worst case projected cash flows. Guy Roberts shall be removed as personal guarantee of any of the Debts of SGMZ.

3.	BASIC TRANSAC TION — COSTS. The costs of the contemplated transaction shall be borne by FRVI.

4.
BASIC TRANSACTION — SOFT DOLLARS. The amount of monies spent in the SGML as perks such as cars, and such other deductible expenses ("Soft Dollars") shall be limited to no more than $100,000 per year, unless otherwise agreed in writing, to be divided as equally between the Parties as may be equitable and fit.

5.
DEFINITIVE AGREEMENT. FRVI and its counsel shall be responsible for preparing the initial draft of the Acquisition Agreement and Employment contract for Guy Roberts ("Definitive Agreement"). FRVI, SGMZ and Guy Roberts shall negotiate in good faith to arrive at a mutually acceptable Definitive Agreement for approval, execution and delivery on the earliest reasonably practicable date.

6.
CONDITIONS TO PROPOSED TRANSACTION. The parties do not intend to be bound to the Nonbinding Provisions or any provisions covering the same subject matter until the execution and delivery of the Definitive Agreement, which, if successfully negotiated, would provide that the proposed transaction would be subject to customary terms and conditions, including, but not limited to, the following:

________ SMGZ Initial	FRVI Initial _________

6.1.	receipt of all necessary consents and approvals of governmental bodies, lenders, lessors,shareholders, and other third parties;

6.2.
absence of any material adverse change in the business of SMGZ or FRVI, financialcondition, prospects, assets or operations since the end of the last month preceding the date of the Definitive Agreement;

6.3.	absence ofpending or threatened litigation regarding the Definitive Agreement or the transactions to be contemplated thereby;

6.4.	delivery of customary legal opinions, closing certificates and other documentation;

6.5.	approval of the shareholders of the SMGZ and FRV1, if necessary; and

6.6.	the compliance of the transaction contemplated herein with any applicable tax-freereorganization or other tax restriction, which compliance shall be mutually satisfactory to the parties hereto.

II. BINDING PROVISIONS

A.	PRICE. The consideration of the acquisition shall be a 1:1 share swap AFTER SGMZ undergoes an approximate 40:1 reverse split.

B.
GUY ROBERTS. Guy Roberts will be employed by the post-merger SGMZ/FRVI at the consideration of $120,000 per year, payable biweekly. Guy Roberts shall retain the no less benefits as listed on Schedule B. the employment agreement with Guy Roberts shall last for no less 3 years. The duties of Guy Robert shall also be listed Oil Schedule B.

a.
As further consideration to the contemplated transaction, Guy Robert will execute an employment contract for no less than two years, with a non-compete I non-circumvent clauses for no less than four years.

C.
RESCISSION RIGHTS. If for any reason SGMZ shall terminate this Agree:inept, FRVI shall be entitled to $250,000 in liquidated damages to cover the costs of legal.. payroll, travel, accounting, per diem expended by FRVI.

D.
PROCUREMENT OF THE INTELLECTUAL PROPERTY. FRVI shall have in its possession a signed license agreement with [CHMI] providing the technology and intellectual property to freevi flight deck and vidirectory technology and associated websites. This is a material inducement this Agreement, and the Definitive Agreement(s).

________ SMGZ Initial	FRVI Initial _________

a.	FRVI hereby warrants and represents that it is in material compliance with this term.

E.
DUE DILIGENCE. Immediately upon execution of this Letter, the Parties will commence its due diligence investigation of the prospects, business, assets, contracts, rights, liabilities and obligations of the Parties, including, but not limited to: financial, marketing, employee, legal, regulatory and environmental matters.

a.	FRVI and SGMZ will make best efforts to furnish all requests hereunder and inaccordance herein and make attestations of non-existence, as applicable;

F.
NON DISCLOSURE, NON CIRCUMVENTION. The Parties hereto, and their agents, nominees, appointees, and successors, shall receive any and all material gained from the due diligence process, and any information gleaned actually, constructively, or impliedly, through their course of dealings and treat any said information as Confidential Information, Confidential Information shall not be disclosed to any third party, except as reasonably necessary to attract Funding, counsel, accountants, or registered investment advisors, provided that all the aforementioned parties are bound to confidentiality either by law or contract. All Parties hereto shall not circumvent the purpose of this provision and it shall be construed liberally to encompass unforeseen manner and methods of circumvention. if any authorized body shall subpoena or request said information, the party receiving the request shall immediately notify the other party within two business days, informing the party of the entity requesting the information, the file number and the contacting regulator, as well as such other information that may prove necessary or useful. The party receiving the request shall help, aid and assist the non receiving party in quashing the subpoena or request, at the non receiving party's option and expense; and the non receiving party shall indemnify the receiving party for their expenses in any such proceeding to quash said subpoena or request.

a.
This provision shall survive the termination of the term of this agreement andsurvive no less than two years from the termination of this agreement; either into a Definitive Agreement or termination of the contemplated deal.

G.	TERM. The term of this agreement shall be 120 days from Effective Date hereof.

H.
ACCESS. SGMZ shall provide to FRVI complete access to the facilities, books and records and shall cause the agents, employees and nominees (collectively, REPRESENTATIVES") of SGMZ to cooperate fully with FRVI and the FRVI's Representatives in connection with FRVI's due diligence investigation of SGMZ's assets, contracts, liabilities, operations, records and other aspects of its business. FRVI shall be under no obligation to continue with its due diligence investigation or negotiations regarding the Definitive Agreement or to consummate the transactions contemplated by this Letter if, at any time, the results of its due diligence investigation are not satisfactory to FRV1 for any material adverse condition as a reason in its sole discretion.

________ SMGZ Initial	FRVI Initial _________

I.
FXCLUSIVE DEALING.  During the term of this Letter. SGMZ shall not. directly or indirectly, through any Representative or otherwise, solicit, negotiate with or in any manner encourage, discuss or accept any proposal of any other person relating to the acquisition of the SMGZ, shares of its capital stock, or its assets or business, in whole or in part, whether through direct purchase, merger, consolidation or other business combination (other than sales of inventory in the ordinary course of the SGMZ's business) and whether through disposing, licensing or transferring the rights to any of the SGMZ assets to a third party (collectively, an "ALTERNATIVE TRANSACTION"); provided, however, that upon receipt of an unsolicited proposal to effect an Alternative Transaction. SGMZ may disclose (i) the existence of this Letter. (ii) the terms of the right of first refusal set forth below. SGMZ will immediately notify FRVI regarding any contact between SGMZ or its Representatives and any other person regarding any proposed Alternative Transaction or any related inquiry. In the event that SGMZ receives a proposal for an Alternative Transaction (a 'PROPOSAL"), SGMZ viii immediately give written notice to FRVI setting forth the identity of the proposed party and the price and terms of the Proposal, FRVI shall have the right, exercisable within the five business days following receipt of such notice, to effect the Alternative Transaction on the same economic terms as those set forth in the Proposal. Notwithstanding anything to the contrary contained herein, if the exclusive dealing provisions of this Paragraph, by mutual consent, shall be terminated and SGMZ shall, immediately upon such termination, be permitted to pursue an Alternative Transaction.

J.
CONDUCT OF BUSINESS. Until the Definitive Agreement has been executed and delivered by all the parties or the Binding Provisions herein have been terminated, SMGZ shall conduct its business only in the ordinary course, and may not engage in any extraordinary transactions without FRV1's prior consent, including, without limitation:

a.
not materially increasing the annual level of compensation of any employee, andnot increasing at all the annual level of compensation of any person, and not granting any unusual or extraordinary bonuses, benefits or other forms of direct or indirect compensation to any employee, officer, director or consultant, except in amounts in keeping with past practices by formulas or otherwise;

b.	not increasing, terminating, amending or otherwise modifying any plan for thebenefit of employees;

c.	not issuing any equity or debt securities or options, warrants, rights or convertible securities, other than for customary grants of options to new hires;

d.	not paying any dividends, redeeming any securities, or otherwise causing assets of SMGZ to be distributed to any ()fits shareholders;

e.	not borrowing anyfunds, under existing credit lines or otherwise.

K.
COSTS. If the Closing does not occur for any reason, each party shall pay its own costs and expenses (including any broker's or finder's fees) incurred in connection with the proposed transaction, including expenses of its Representatives, excluding the due diligence tee.

L.
CONSENTS. SGMZ and FRVI shall cooperate with each other and proceed, as promptly as is reasonably practicable, to endeavor to comply with all legal or contractual requirements for or preconditions to the execution and consummation of the Definitive Agreement.

________ SMGZ Initial	FRVI Initial _________

M.	MISCELLANEOUS.

a.	Entire Agreement. The Conditions contained herein constitute the entire agreement and supersedes any prior oral written communicaitons.
b.	Governing Law. The governing law of this Letter shall be found in the State of New York, County of Nassau, not withstanding conflicts of laws.
c.	Severability. If one provision in this Letter is found to be unforceable by a Court of competent jurisdiction, the remainder of the Letter shall remain in full force and effect.
d.
Signatures. This Letter may be exceeded in counterparts, all signatures taken conjunctively to form a single duty executed Letter; facsimile signatures shall be used in the stead of manual signatures, in the absence thereof.

e.
Subordination. This agreement shall supersede all prior, and substantially similar, agreements, unless specifically excluded, drafted prior to the date of this agreement; regardless of the date of execution of any said agreement.

THEREFORE, being duly agreed to, the parties set their hand to this Letter:

SUNGAME CORP., ("SGMZ")

/s/ Guy Robert	Dated as of the Effective Date above.
Guy Robert, CEO

GUY ROBERT, personally

/s/ Guy Robert	Dated as of the Effective Date above.
Guy Robert, Personally

Freevi, Inc., ("FRVT")

/s/ Neil Chandran	Dated as of the Effective Date above.
Neil Chandran, President

________ SMGZ Initial	FRVI Initial _________

Schedule A — Consideration and Duties of Guy Roberts.

CONSIDERATION	DUTIES
1. $120,000 per year, Payable bi- weekly;	A. Development of intellectual Property;
2. Medical insurance;	B. Implementation assistance of the Intellectual Property;
3. To be renegotiated upon finding;	C. Maintain such duties and assist transition of officer in SMGZ;
4. To be formalized by an employment agreement upon closing.	D. Active support of the Sungarne operations including hiring/coaching a suitable divisions VP;
E. Active support of the technical Freevi systems with close interaction with the Technical Director and the Technical Teams;
F. Member of the Management team, participating in Business Plan, Strategic Plan, Marketing Plan, Technical Plan;
G. Head of the Quality Assurance of the organization;
H. Active support of the IIR and outsourcing activities in the organization;

________ SMGZ Initial	FRVI Initial _________